                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                                       of
                                  TEXOIL, INC.
                       Pursuant to the Offer to Purchase
                             Dated January 24, 2001
                                       by
                             OEI ACQUISITION CORP.,
                          a wholly-owned subsidiary of
                               OCEAN ENERGY, INC.
                             ---------------------

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Common Shares"), of Texoil, Inc., a Nevada corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as described herein) on or prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See
Section 3 -- "Procedure for Tendering Shares" of the Offer to Purchase, dated January 24, 2001 (the "Offer to Purchase").

                        The Depositary for the Offer is:

                         EQUISERVE TRUST COMPANY, N.A.

                   By Mail:                                       By Hand:
        EquiServe Trust Company, N.A.                       Boston EquiServe LP
              Corporate Actions                c/o Securities Transfer & Reporting Services,
                P.O. Box 43014                                      Inc.
          Providence, RI 02940-3014                     100 William Street, Galleria
                                                             New York, NY 10038

          By Facsimile Transmission:                       By Overnight Courier:
                (781) 575-2233                         EquiServe Trust Company, N.A.
        Investor Relations Telephone:                        Corporate Actions
                (781) 575-3120                               150 Royall Street
                                                              Canton, MA 02021

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to OEI Acquisition Corp., a Nevada corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with all amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Shares of the Company indicated below, pursuant to the guaranteed delivery procedure set forth in Section
3 -- "Procedure for Tendering Shares" of the Offer to Purchase.

Number of Common Shares:
                        ----------------------------------

Certificate No(s). (if available):

----------------------------------------------------------

----------------------------------------------------------

If Common Shares will be tendered by book-entry transfer:

Account No:
            ----------------------------------------------

Dated:
       ------------------------------------- , 2001

Name of Record Holder(s):
                          --------------------------------

----------------------------------------------------------

----------------------------------------------------------

Address:
         --------------------------------------------------


-----------------------------------------------------------
                                       (Zip Code)

Area Code and Telephone No:
                            -------------------------------

SIGNATURE(S):

------------------------------------------------------

------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of either the Common Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Common Shares, and any other required documents all within three Nasdaq Small Cap Market trading days of the date hereof.

Name of Firm:
              ------------------------------------------------------------------

AUTHORIZED SIGNATURE:
                     ---------------------------------------------------------

Name:
     ---------------------------------------------------------------------------
                             (Please Print or Type)

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Dated:
      ------------------------------- , 2001

     NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.
                                        2